   As filed with the Securities and Exchange Commission on December 22, 1995
                                                       Registration No. 33-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                                _______________

                       APERTUS TECHNOLOGIES INCORPORATED
            (Exact name of registrant as specified in its charter)

                                   Minnesota
        (State or other jurisdiction of incorporation or organization)

                                  41-1349953
                     (I.R.S. Employer Identification No.)

                            7275 Flying Cloud Drive
                        Eden Prairie, Minnesota  55344
              (Address of principal executive offices) (Zip Code)

      Apertus Technologies Incorporated 1995 Employee Stock Purchase Plan
                           (Full title of the plan)

  Julie Cummins Brady, Esq.             Copy to:  Jay L. Swanson, Esq.
  Apertus Technologies Incorporated               Dorsey & Whitney P.L.L.P.
  7275 Flying Cloud Drive                         220 South Sixth Street
  Eden Prairie, Minnesota 55344                   Minneapolis, Minnesota 55402

                                (612) 828-0300
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                               Proposed       Proposed
           Title of                            maximum        maximum
          securities             Amount to     offering      aggregate      Amount of
             to be                   be       price per       offering     registration
          registered             Registered    share(1)       price(1)         fee
---------------------------------------------------------------------------------------
Common Stock ($.05 par value)     200,000     $   7.625     $  1,525,000    $     526

=======================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of the Common Stock as reported by the Nasdaq Stock Market on December 18, 1995

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
        ---------------------------------------

          The following documents, which have been filed by Apertus Technologies Incorporated (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 2, 1995.

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended July 2, 1995 and October 1, 1995.

           (c)  The Company's Current Report on Form 8-K filed on July 17, 1995.

           (d) The description of the Company's capital stock contained in a Form 8-A filed by the Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          Provisions regarding indemnification of officers and directors of the Company are contained in Article X of the Company's Restated Articles of Incorporation and Article VI of the Company's Bylaws.

Item 8.  Exhibits.
         --------

          4     Shareholder Rights Plan (a)

          5     Opinion of Dorsey & Whitney P.L.L.P. re: legality

          23.1  Consent of Ernst & Young LLP, independent auditors

          23.2  Consent of Deloitte & Touche LLP, independent auditors

          23.3  Dorsey & Whitney P.L.L.P. (included in Exhibit 5 above)

          24    Power of Attorney (included in the signature page hereto)
_________________________

     (a) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1992.

Item 9. Undertakings.
        ------------

A.  Post-Effective Amendments
    -------------------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.
    ----------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.
    --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eden Prairie, Minnesota on December 21, 1995.

                            APERTUS TECHNOLOGIES, INCORPORATED

                            By      /s/ Robert D. Gordon
                              ----------------------------------------
                              Robert D. Gordon, Chairman of the Board,
                              Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 1995. Each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Robert D. Gordon and Julie Cummins Brady, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement on Form S-8, and any and all instruments or documents filed as part of or in connection with this Registration Statement on Form S-8 or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

     Signatures                       Title
     ----------                       -----

/s/ Robert D. Gordon                  Chairman of the Board, Chief Executive
-----------------------------         Officer, President and Director (principal
Robert D. Gordon                      executive officer)

/s/ Sue A. Hogue                      Chief Financial Officer
-----------------------------         (principal financial officer)
Sue A. Hogue

/s/ Nicholas J. Covatta, Jr.          Director
-----------------------------
Nicholas J. Covatta, Jr.

/s/ Robert W. Fischer                 Director
-----------------------------
Robert W. Fischer

/s/ Arch J. McGill                    Director
-----------------------------
Arch J. McGill

/s/ Clarence W. Spangle               Director
-----------------------------
Clarence W. Spangle

/s/ George E. Hubman                  Director
-----------------------------
George E. Hubman

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                     Page
-------                                                                     ----


5         Opinion of Dorsey & Whitney P.L.L.P. re: legality..............

23.1      Consent of Ernst & Young LLP, independent auditors.............

23.2      Consent of Deloitte & Touche LLP, independent auditors.........